UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 30, 2017, Odyssey Marine Exploration, Inc. (the “Company”) issued a press release announcing its receipt of a letter from The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company is in compliance with all applicable listing standards for continued listing on The Nasdaq Capital Market, including the $35 million market value of listed securities requirement. As a result, the Company’s securities will continue to be listed on Nasdaq, and the hearing before the Nasdaq Hearings Panel has been cancelled by Nasdaq. A copy of the press release is attached to this report as Exhibit 99.1.

Section 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transaction

Not applicable

(d)	Exhibits

99.1	The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: January 31, 2017	By:	/s/ Jay A. Nudi
Jay A. Nudi
Interim Chief Financial Officer